Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Bakkt Holdings, Inc. (the “Company”) on Form 10-Q/A for the period ending September 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Karen Alexander, the Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 14, 2023	By:	/s/ Karen Alexander
Karen Alexander
Chief Financial Officer (Principal Financial Officer)